EXHIBIT 10.28
AMENDMENT NUMBER ONE
TO THE
GOODRICH CORPORATION SENIOR EXECUTIVE MANAGEMENT INCENTIVE PLAN
          THIS AMENDMENT is made this 11th day of December, 2006, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
          WHEREAS, the Company maintains the Goodrich Corporation Senior Executive Management Incentive Plan (the “Plan”); and
          WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company has maintained the right to amend the Plan from time to time; and
          WHEREAS, the Compensation Committee of the Board of Directors of the Company has taken action authorizing this Amendment to the Plan; and
          NOW, THEREFORE, the Plan is hereby amended as follows:
I.
          Effective January 1, 2005, the first sentence of Section Award Calculation and Payment is hereby deleted and the following inserted in lieu thereof:
“Individual incentive awards will be calculated and paid in a single lump sum cash payment following the Committee’s certification of performance for each Plan Year and, in any event, on or before the March 15 immediately following the Plan Year for which the individual incentive award was earned.”
II.
          Effective January 1, 2005, the last sentence of Section Plan Administration is hereby deleted and the following inserted in lieu thereof:
“The Board of Directors or the Committee may amend, alter or terminate the Plan at any time; provided, however, that any such amendments shall comply with the applicable requirements for exemption (to the extent necessary) under Section 409A of the Code.”

III.
          Effective December 11, 2006, the following Sections shall be inserted after Section Plan Administration:
     “ Employment Rights
Nothing expressed or implied in this Plan shall create any obligation on the part of the Company to continue the employment of a Participant.
     Governing Law
The Plan shall be governed by the laws of the State of North Carolina, without regard to its conflicts of law provisions, unless such laws are preempted by the applicable provisions of the Code.
     Successors of Participants
If a Participant becomes entitled to an incentive award payment, the right of such Participant to the payment shall inure to the benefit of and be enforceable by the estate of such Participant.
     Section Headings
The section headings contained herein have been inserted for convenience or reference only, and shall not modify, define, expand, or limit any of the provisions hereof.”
[Remainder of the page intentionally left blank]

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Title:

3